Exhibit 10.35
1301 Sansome St | San Francisco | CA | 94111

SEPARATION AGREEMENT
AND GENERAL RELEASE OF ALL CLAIMS
This Separation Agreement and General Release of All Claims (“Separation Agreement”) is made by and between Grove Collaborative, Inc. (“Company”) and Christopher Clark (“Employee”) with respect to the following facts:
A.    Employee is currently employed by Company as Chief Technology Officer;
B.    Employee’s employment with Company will cease effective February 16, 2025 (“Separation Date”). Employee will receive Employee’s final paycheck, including any unused and accrued vacation time, on the Separation Date. Company wishes to reach an amicable separation with Employee and assist Employee’s transition to other employment; and
C.    The parties desire to settle all claims and issues that have, or could have been raised, in relation to Employee’s employment with Company and arising out of or in any way related to the acts, transactions or occurrences between Employee and Company to date, including, but not limited to, Employee’s employment with Company or the termination of that employment, on the terms set forth below.
THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:
1.    Transition Period.
1.1.    Employee will remain employed as an at-will employee of Company until the Separation Date.
1.2.    From the date of this Separation Agreement through the Separation Date (the “Transition Period”), Employee will remain employed by Company in Employee’s current position and Employee will continue to report to Jeffrey Yurcisin, CEO. Employee’s duties and responsibilities during the Transition Period will include, but are not limited to, executing Employee’s usual day-to-day duties, providing transition assistance, including without limitation transition assistance relating to Company’s ecommerce platform and its migration to third party providers, supporting Company’s initiatives within Employee’s areas of expertise, and additional duties as reasonably requested by the CEO, as well as, supporting the defense, prosecution or investigation of any claims or actions now in existence or which may be brought in the future against or on behalf of Company which relate to events or occurrences that transpired while Employee was employed by Company (“Legal Activity”). During the Transition Period, Employee shall continue to abide by all of Company’s general policies and procedures in effect from time to time, and to perform Employee’s job duties in good faith to the best of Employee’s abilities.

2.    Severance Package. Provided Employee remains employed through the Separation Date and signs this Separation Agreement and the Post Transition Period Release attached here to as Exhibit A (“Release”) and both become fully effective and irrevocable prior to the end of the applicable consideration period, Company agrees to provide Employee with the following payments and benefits (“Severance Package”) to which Employee is not otherwise entitled. Employee acknowledges and agrees that this Severance Package constitutes adequate legal consideration for the promises and representations made by Employee in this Separation Agreement.
2.1    Severance Payment. Company will provide Employee with a severance payment equivalent to Twenty Six (26) weeks of Employee’s regular base salary, Two Hundred Twelve Thousand Five Hundred Dollars and Eight Cents ($212,500.08), less all appropriate federal and state income and employment taxes and withholdings (“Severance Payment”). The Severance Payment will be made in a lump sum payment as soon as administratively feasible within 15 business days following the effectiveness of the Release (but in any event no later than seventy four (74) days following the Separation Date).
2.2    Annual Incentive Plan. Notwithstanding the termination of Employee’s employment on the Separation Date, Employee shall remain eligible to receive a cash bonus under Company’s 2024 Annual Incentive Plan related to performance of Employee and Company in 2024, provided that whether Employee receives any amount is subject to the terms of the plan and is at the sole discretion of the Compensation Committee of Company’s Board of Directors. Any payout with respect to the 2024 Annual Incentive Plan shall occur no later than March 15, 2025.

2.3    Continuation of Group Health Benefits. Employee’s health insurance benefits will continue through the last day of the month in which the Separation Date occurs, provided that Employee remains eligible under the terms and conditions of the applicable plans. After Employee’s Company health insurance benefits end, to the extent provided by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA") or, if applicable, state insurance laws, and by Company’s current group health insurance policies, Employee will be eligible to continue Employee’s group health insurance benefits at Employee’s own expense. A separate notice of Employee’s COBRA rights will be mailed to Employee’s home address on file with Company.
2.4    COBRA Premium. As an additional severance benefit, and provided that you remain employed with Company through the Separation Date and timely elect continued coverage under COBRA, Company will pay your COBRA premiums to continue your coverage (including coverage for eligible dependents, if applicable) ("COBRA Premiums") for up to three (3) months through the period (the "COBRA Premium Period") starting on the date that Employee’s health insurance benefits end on or after the Separation Date and COBRA coverage begins, and ending on the earliest to occur of: (i) the last day of the month of the third month following the Separation Date; (ii) the date you become eligible for group health insurance coverage through a new employer; or (iii) the date you cease to be eligible for COBRA continuation coverage for any reason, including plan termination.
2.5    Equity. Company granted Employee Restricted Stock Units covering shares of Company’s Class A Common Stock (“RSUs”) and options to purchase Class A Common Stock (“Options”) as set forth on Exhibit B, which also shows the number of unvested equity awards that will be forfeited effective as of the Separation Date in accordance with the terms of the agreements governing the RSUs (collectively, the “Agreements”). Pursuant to Company’s 2022 Equity and Incentive Plan and the Agreement(s) relating to the RSUs, all vesting will cease on your Separation Date. Notwithstanding the foregoing and subject to the approval of the Compensation Committee of Company’s Board of Directors, as partial consideration for Employee’s execution of and compliance with this Separation Agreement and the Release and employment through the Separation Date, Company will accelerate vesting of the outstanding RSUs that were scheduled to vest on or prior to August 15, 2025, as indicated on Exhibit B, with such RSUs to be settled within 15 business days following the effectiveness of the Release (but in any event no later than seventy four (74) days following the Separation Date) or such later date as required to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) , and extend the post-termination (of service) exercise period of the Options to the earlier of (i) the Expiration Date for such Options as set forth on Exhibit B; or (ii) two (2) years from the Separation Date.
2.6    Unemployment Insurance. Employee’s separation will be characterized as a role elimination. Employee may use this as the reason should Employee determine to apply for unemployment insurance benefits.
2.7    Consulting Services. Employee agrees to provide non-compensated consulting services from the Separation Date through April 1, 2025 (the “Consulting End Date”). Employee agrees to provide such services pursuant to the terms set forth on Exhibit C. Employee agrees that the provision of the consulting services shall have no impact on the vesting of any equity awards and that Paragraph 2.5 of this Separation Agreement is controlling with respect thereto.

3.    General Acknowledgement and Release.
3.1    Employee unconditionally, irrevocably and absolutely releases and discharges Company, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of Company, and with respect to each entity, all of its past and present employees, officers, directors, agents, successors and assigns (collectively, “Released Parties”) from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including but not limited to Employee’s employment with Company, the termination of Employee’s employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Employee’s employment with Company. This release is intended to have the broadest possible application and includes, but is not limited to, any local, state, or federal tort, contract, whistleblower, discrimination, harassment, retaliation, common law, constitutional or other statutory claims, including but not limited to alleged violations of South Carolina law, the South Carolina constitution, the California Labor Code, California Industrial Welfare Commission wage orders, California Business and Professions Code, California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act, the Genetic Information Nondiscrimination Act, and the Age Discrimination in Employment Act of 1967, as amended, any and all claims for wrongful termination and/or violation of public policy, any claims for breach of fiduciary duty, any claims for violation of Company and/or the Released Parties’ bylaws, policies, procedures or other governing documents, and any and all claims for attorneys’ fees, costs and expenses.

3.2    Employee acknowledges that Employee may discover facts or law different from, or in addition to, the facts or law that Employee knows or believes to be true with respect to the claims released in this Separation Agreement and agrees, nonetheless, that this Separation Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.
3.3    Employee declares and represents that Employee intends this Separation Agreement to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and Employee intends the release herein to be final and complete. Employee executes this release with the full knowledge that this release covers all possible claims against the Released Parties, to the fullest extent permitted by law.
3.4    This Separation Agreement is not intended to bar any claims that, by law, may not be waived, such as claims for workers’ compensation benefits, unemployment insurance benefits, statutory indemnity, and any challenge to the validity of Employee’s release of claims under the Age Discrimination in Employment Act of 1967, as amended. This Separation Agreement does not prevent Employee from contacting, providing information to, or filing a charge with any federal, state or local government agency or commission, including but not limited to the Equal Employment Opportunity Commission (“EEOC”), the Securities and Exchange Commission (“SEC”), or the National Labor Relations Board (“NLRB”). Employee is prevented, however, to the maximum extent permitted by law, from obtaining any monetary or other personal relief for any of the claims Employee has released in this Paragraph 3 and its subparts with regard to any charge or claim Employee may file or which may be filed or otherwise brought on Employee’s behalf.
4.    California Civil Code Section 1542 Waiver. Employee expressly acknowledges and agrees that all rights under Section 1542 of the California Civil Code are expressly waived. That section provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Employee also waives the laws of similar effect in any other jurisdiction.
5.    Representation Concerning Filing of Legal Actions. Employee represents that, as of the date of this Separation Agreement, Employee has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Company or any of the other Released Parties in any court or with any governmental agency.
6.    Non-disparagement. Employee agrees that he will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of Company. Nothing in this Paragraph shall be construed to prohibit Employee from responding to a subpoena, request for interview or other request for testimony from the federal, state or local agencies. Nothing in this Separation Agreement is intended to or shall be interpreted: (i) to restrict or otherwise interfere with the Employee’s obligation to testify truthfully in any forum; or (ii) to restrict or otherwise interfere with Employee’s right and/or obligation to contact, cooperate with, provide information to, or participate in any investigation conducted by, any government agency or commission. The parties agree that breach of this Paragraph will constitute a material breach of this Separation Agreement.
7.    Return of Company Property. Employee understands and agrees that as a condition of receiving the Severance Package in Paragraph 2, all Company property must be returned to Company within seven days of the Consulting End Date as defined in Paragraph 2.7. By signing this Separation Agreement, Employee represents and warrants that Employee will have returned to Company within 7 days of the Consulting End Date all Company property, data and information belonging to Company and agrees that Employee will not use or disclose to others any confidential or proprietary information of Company or the Released Parties. If Employee has used any non-Company computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, Employee has provided Company with a computer-useable copy of such information and permanently deleted and expunged such Company confidential or proprietary information from those systems. Employee agrees to provide Company access to such systems as requested to verify that the necessary copying and/or deletion is completed. Employee agrees that, after the Separation Date, Employee will neither use nor possess Company property.
8.    Confidentiality. As a condition of receiving the Severance Package in Paragraph 2, Employee agrees to keep the terms of this Separation Agreement confidential between Employee and Company, except that Employee may tell Employee’s immediate family and attorney or accountant, if any, as needed, but in no event should Employee discuss this Separation Agreement or its terms with any current or prospective employee of Company. Nothing in this Separation Agreement is intended to or shall be interpreted to prevent Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Employee agrees that Company may disclose the terms of this Separation Agreement, including in connection with filings it makes with the Securities and Exchange Commission.
9.    Continuing Obligations. Employee agrees to comply with the continuing obligations in the surviving provisions of Company’s At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Confidential Information Agreement”) that Employee signed in connection with Employee’s employment. “Confidential Information” protected in this or any other agreement or release that Company has presented Employee is hereby amended to exclude information lawfully obtained by a non-management, non-supervisory employee engaging in protected concerted activity under §7 of the NLRA or similar state law such as joining, assisting, or forming a union, bargaining, picketing, striking, or participating in other activity for mutual aid or protection, or refuse to do so; this includes using or disclosing information acquired through lawful means regarding wages, hours, benefits, or other terms and conditions of employment, unless the information was entrusted in confidence as part of an employee’s job duties (“Excluded Information”).
10.    Enforcement. If Employee breaches any of the terms of this Separation Agreement, Company will immediately cease making the payments described in Paragraph 2 to the extent the payments have not yet been made. This shall in no way limit Company’s right to pursue all legal and equitable remedies available to it as a result of Employee’s breach of this Separation Agreement.

11.    Expense Reimbursements. Employee agrees that, within thirty (30) days after the Separation Date, Employee will submit Employee’s final documented expense reimbursement statement reflecting all business expenses Employee incurred through the Separation Date, if any, for which Employee seeks reimbursement. Company will reimburse Employee for these expenses pursuant to its regular business practice.
12.    No Admissions. By entering into this Separation Agreement, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. The parties understand and acknowledge that this Separation Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.
12.1    Acknowledgments/Time to Consider. Employee has seven (7) days from receipt of this Separation Agreement to consider whether or not to enter into this Separation Agreement (although Employee may elect not to use the full consideration period at Employee’s option). This Separation Agreement shall not become effective or enforceable until the day Employee signs this Separation Agreement (“Effective Date”). If the signed Separation Agreement is not received by, Mark Wenrick, Sr. Director, People Experience, by 5:00 p.m. Pacific Time on or before the seventh day, Company will assume that Employee is not interested in the Severance Package, and this offer will be automatically withdrawn.
13.    Severability. In the event any provision of this Separation Agreement shall be found unenforceable, the unenforceable provision shall be deemed deleted and the validity and enforceability of the remaining provisions shall not be affected thereby.
14.    Full Defense. This Separation Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Employee in breach hereof.
15.    Applicable Law. The validity, interpretation and performance of this Separation Agreement shall be construed and interpreted according to the laws of the United States of America and the State of California.
16.    Successors and Assigns. This Separation Agreement is binding on Employee’s heirs, family members, executors, agents and assigns.
17.    Counterparts. This Separation Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. An executed counterpart, including an electronically of digitally executed counterpart, of this Separation Agreement transmitted by facsimile, e-mail or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of this Separation Agreement and shall be legally binding upon the Parties hereto to the same extent as delivery of an original counterpart.
18.    Recitals. The Recitals are hereby incorporated into and made part of this Separation Agreement.
19.    Entire Agreement; Modification. This Separation Agreement, including the surviving provisions of Company’s Confidential Information Agreement, previously executed by Employee and herein incorporated by reference, is intended to be the entire agreement between the parties and supersedes and cancels any and all other and prior agreements, written or oral, between the parties regarding this subject matter. This Separation Agreement may be amended only by a written instrument executed by all parties hereto.

THE PARTIES TO THIS SEPARATION AGREEMENT HAVE READ THE FOREGOING SEPARATION AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS SEPARATION AGREEMENT ON THE DATES SHOWN BELOW.

Dated:	12/20/2024	By:	/s/ Christopher Clark
Christopher Clark

Grove Collaborative, Inc.

Dated:	12/23/2024	By:	/s/ Mark Wenrick
Mark Wenrick
Sr. Director, People Experience

EXHIBIT A

Post Transition Period Release

DO NOT SIGN UNTIL AFTER THE SEPARATION DATE.

By signature below, Christopher Clark (“Employee”) hereby releases and forever discharges as of the date hereof Grove Collaborative, Inc., its members, subsidiaries, divisions, other affiliated or related companies or entities, and each of their respective current and former successors, assigns, officers, agents, representatives, attorneys, fiduciaries, administrators, directors, stockholders and employees (hereinafter collectively referred to as “Company”) as set forth herein. Capitalized undefined terms used in this Post Transition Period Release (the “Release”) have the meaning ascribed to them in the Separation Agreement and General Release between Employee and Company (the “Agreement”). Employee agrees as follows:
1.    Employee understands and agrees that Employee’s execution of this Release within ten days after (but not before) the Final Separation Date is among the conditions precedent to Company’s obligation to provide the Consideration set forth in the Agreement. Company will provide such payments and benefits in accordance with the terms of the Agreement once all of the conditions set forth in the Agreement and this Release, have been met.
2.    In consideration of the payments described in the Agreement and for other good and valuable consideration, Employee hereby releases and forever discharges, and by this instrument, releases and forever discharges Company and its affiliates from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, including but not limited to all claims potentially arising out of the employment relationship or any alleged contractual relationship between the parties herein, whether express or implied, including without limitation any claim, asserted or unasserted, for alleged discrimination or harassment based upon age, race, color, sex, religion, national origin, handicap, marital status, sexual orientation or disability, including without limitation any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Genetic Information Nondiscrimination Act, the Age Discrimination in Employment Act of 1967, as amended, any South Carolina law, the California Labor Code, the California Business and Professions Code, all California Wage Orders, the California Fair Employment

and Housing Act, the California Family Rights Act, and any other federal, state or local equal employment opportunity laws, and any federal or state common law claims, whether sounding in tort or contract or otherwise which Employee ever had, presently has, or may hereinafter have, for, or by reason of, any matter or cause whatsoever arising from her employment with Company, any other involvement with Company, the cessation of her employment with Company or any incidents and occurrences related thereto to the date of this Release. Execution of this Release does not waive or release Employee’s rights under the Agreement nor does it bar any claim that arises hereafter, including (without limitation) a claim for breach of this Release, any claim to indemnity under California Labor Code Section 2802, workers’ compensation claims, or any other claim that by law may not be released.
3.    It is the intention of the Employee and Company in executing this Release that it shall be effective as a bar to each and every claim specified in Paragraph 2. In furtherance of this intention, the Employee hereby expressly waives any and all rights and benefits conferred upon him by the provisions of California Civil Code Section 1542 and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims as herein above specified. Section 1542 provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
Having been so apprised, Employee nevertheless voluntarily elects to and does waive the rights described in California Civil Code Section 1542 and elects to assume all risks for claims herein above specified that now exist in Employee’s favor, known or unknown. Employee also waives the laws of similar effect in any other jurisdiction.
4.    Employee expressly acknowledges and agrees that Employee (i) has been paid all compensation owed for all hours worked, including the base salary to be paid during the Transition Period (in accordance with Company’s standard payroll practices) and (ii) has received all benefits and protections for which Employee was eligible pursuant to Company’s policies or any applicable law.
5.    Nothing in this Release prevents the disclosure of factual information relating to claims of sexual assault, sexual harassment, harassment or discrimination based on any protected characteristics as defined by the California Fair Employment and Housing Act, failure to prevent harassment or discrimination based on such protected characteristics, or retaliation against a person for reporting an act of harassment or discrimination based on such protected characteristics, as those claims are defined under the California Fair Employment and Housing Act, to the extent the claims are filed in a civil or administrative action, and to the extent such disclosures are protected by law.
6.    Employee understands and agrees that Employee’s entitlement to the Consideration described in the Agreement is contingent on Employee’s execution of this Release within the ten (10) day period for reviewing this Release. Employee specifically acknowledges, represents and warrants that Employee: (i) is not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Release; (ii) has made Employee’s own investigation of the facts and is relying solely upon his own knowledge and, if desired, the advice of Employee’s legal counsel; (iii) knowingly waives any claim that this Release was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Release based upon presently existing facts, known or unknown; (iv) is entering into this Release freely and voluntarily; (v) has carefully read and understands all of the provisions of this Release; and (vi) if desired, has been represented by the counsel of Employee’s choice in connection with the negotiation and execution of this Release.

BY SIGNING THIS SUPPLEMENTAL RELEASE, I REPRESENT AND AGREE THAT:

●    I HAVE READ IT CAREFULLY AND VOLUNTARILY CONSENT TO EVERYTHING IN IT;

●    I HAVE BEEN ADVISED OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT;

●    I HAVE BEEN AFFORDED At LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT AND TO THE EXTENT I SIGN IT PRIOR TO THE END OF SUCH PERIOD, I AM DOING SO VOLUNTARILY;

●    I AGREE THAT THE PROVISIONS OF THIS RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF COMPANY AND BY ME.

Signed:	/s/ Christopher Clark

Dated:	3/6/2025

Exhibit B

Grove Equity Summary

Grant Type	Grant Date	Expiration Date	Grant Price	QTY - Granted	QTY – Exercised/ Distributed as of 12/19/24	Outstanding as of 12/19/24	2/15/25 Vesting	Number of Shares to be Potentially Accelerated under Section 2.5

NQ	11/09/2018	11/08/2028	$ 3.80	59,859	-	59,859	-	-
ISO	11/09/2018	11/08/2028	$ 3.80	20,111	-	20,111	-	-
NQ	07/18/2016	07/17/2026	$ 1.10	55,063	29,401	25,662	-	-
NQ	10/04/2017	10/03/2027	$ 1.90	33,888	-	33,888	-	-
ISO	10/04/2017	10/03/2027	$ 1.90	37,339	23,520	13,819	-	-
RSU	10/27/2022		$ -	9,604	7,322	2,282	2,282	-
RSU	12/08/2022		$ -	146,176	85,267	60,909	12,181	24,362
RSU	03/01/2023		$ -	215,422	150,794	64,628	21,542	43,086
RSU	02/26/2024		$ -	162,862	40,715	122,147	13,572	27,144

EXHIBIT C

Consulting Terms

1.    Contractor Obligations.

1.1.    Compliance. Contractor shall comply with all applicable laws, regulations and rules and (b) all Grove Collaborative rules, regulations, and policies of which Contractor has been made aware.
2.    Intellectual Property Rights.

2.1.    Definition. "Intellectual Property Rights" means all worldwide (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names and domain names, (c) copyrights and copyrightable works (including computer programs) and rights in data and databases, (d) trade secrets, know-how and other confidential or proprietary information, (e) moral rights and (f) all other intellectual property rights, together with all of the goodwill associated therewith, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection, together with all benefits, privileges, causes of action, and remedies relating to any of the foregoing, whether before or hereafter accrued (including without limitation the exclusive rights to apply for such registrations, renewals, and extensions, to sue for all past infringements or violations of any of the foregoing and to settle and retain proceeds from any such actions).

2.2.    Work Product.     Other than with respect to any “Pre-Existing Materials” (as defined in Section 5.4), Grove Collaborative is, and shall be, the sole and exclusive owner of all right, title and interest in and to all deliverables and all works of authorship, inventions, documentation and all other materials and work product resulting from the Contractor’s services, including all Intellectual Property Rights therein (collectively, the “Work Product”). Contractor agrees that with respect to any Work Product that may qualify as “work made for hire” as defined in 17 U.S.C. §101, such Work Product is hereby deemed a “work made for hire” for Grove Collaborative. To the extent that any of the Work Product does not constitute a “work made for hire," Contractor hereby irrevocably assigns, and shall cause its personnel and permitted subcontractors to irrevocably assign to Grove Collaborative, in each case without additional consideration, all right, title, and interest throughout the universe in and to the Work Product. Contractor shall not incorporate any third party materials or technology into any Work Product without Grove Collaborative’s prior written approval, including without limitation any open source or free software. Contractor shall execute such documents and take such further actions as Grove Collaborative reasonably requests, at Grove Collaborative’s expense, in connection with obtaining or enforcing any of the foregoing rights and protections. Contractor hereby irrevocably appoints Grove Collaborative or its designated representative as its attorney-in-fact (couple with an interest) to execute documents on Contractor’s behalf if Contractor will not or cannot do so for the purposes set above.

2.3.    Grove Materials. In the event that Grove Collaborative provides to Contractor any materials of any type for purposes of performing the services or inclusion in any Work Product (the “Grove Materials”), Grove Collaborative hereby grants to Contractor a revocable, non-exclusive, royalty-free license to use the Grove Materials for the sole purpose of providing the services during the period Contractor is performing the services to Grove Collaborative. Grove shall retain all Intellectual Property Rights in the Grove Materials other than the limited license granted in the foregoing sentence.

2.4.    Pre-Existing Materials.    Contractor shall provide Grove Collaborative with prior written notice if, in the course of performing the services, Contractor desires to incorporate into any Work Product or utilize in the performance of the services any invention, discovery, computer software, works of authorship, materials, documents, trade secrets, concepts or other proprietary information owned by Contractor prior to the Effective Date (“Pre-Existing Materials”). Contractor hereby grants to Grove Collaborative a nonexclusive, royalty-free, perpetual, irrevocable, transferable license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform and otherwise exploit such Pre-Existing Materials as part of the deliverables and services throughout the universe.

2.5.    Applicability to Past Activities. The provisions of this Agreement regarding the ownership and treatment of Intellectual Property, services, deliverables and Work Product and Confidential Information will apply to all services, deliverables and work product made or delivered by Contractor to Grove Collaborative prior to the Effective Date if such services, deliverables and work product were not otherwise covered by a written agreement by and between Grove Collaborative and Contractor.

3.    Confidentiality.

3.1.    Definition. For purposes of this Agreement, “Confidential Information” will mean and include the terms and conditions of this Agreement and Grove Collaborative’s “Personal Information” (as defined herein), specifications, trade secrets, samples, patterns, designs, plans, drawings, documents, data, business operations, customer lists, pricing, discounts and rebates and all other confidential or proprietary information of Grove Collaborative or with which Grove Collaborative has been entrusted by third parties, whether disclosed orally or disclosed to or accessed by Contractor in written, electronic or other form or media, and whether or not marked, designated or otherwise identified as "confidential" or “proprietary.”

3.2.    Use. Contractor may use Confidential Information for the sole purpose of performing its express obligations under this Agreement. Contractor shall not disclose the Confidential Information to any third party (including permitted subcontractors) unless authorized by Grove Collaborative in writing in advance, which authorization may be withheld by Grove Collaborative in its sole and exclusive discretion.

3.3.    Exceptions. Confidential Information does not include any information that Contractor can demonstrate (i) is or becomes generally available to the public other than as a result of Contractor's breach of this Agreement, (ii) is lawfully obtained by Contractor on a non-confidential basis from a third-party without restrictions on disclosure or (iii) was rightfully in Contractor's possession prior to Grove Collaborative's disclosure hereunder. Contractor may disclose Confidential Information to the extent required by law or subpoena, provided that Contractor notifies Grove Collaborative of such requirement and Contractor uses reasonable efforts to limit such disclosure to the amount of Confidential Information necessary to comply therewith; in the event of such a mandatory disclosure, the disclosed information will not lose its status as Confidential Information under this Agreement.

3.4.    Return. Upon the termination or expiration of this Agreement or Grove Collaborative's request at any time, Contractor shall promptly return or destroy, at Grove Collaborative’s direction, all Confidential Information received from Grove Collaborative or otherwise obtained, other than copies retained in compliance with applicable law.

3.5.    Third Party Confidential Information. Contractor shall not improperly use, disclose or induce Grove Collaborative to use any confidential or proprietary information or trade secrets of any third party. Contractor shall not bring onto Grove Collaborative’s premises or transfer onto Grove Collaborative’s technology systems any such information or secrets unless disclosure to, and use by, Grove Collaborative has been consented to in writing by such third party.

3.6.    Return of Grove Collaborative Materials. Upon the termination or expiration of this Agreement or Grove Collaborative's request at any time, Contractor shall promptly return or destroy, at Grove Collaborative’s direction, all Confidential Information received from Grove Collaborative or otherwise obtained, other than copies retained in compliance with applicable law.

4.    Privacy.

4.1.    Obligations. From time to time, Contractor may be required to access or handle Personal Information (as defined below) on behalf of Grove Collaborative. If Contractor accesses or handles Personal Information, then it will only do so as a “Service Provider” (as defined in the “CCPA”) (as defined below) and the following provisions will apply:

(a)    Contractor shall collect, retain, use, disclose and otherwise process Personal Information for the sole purpose of fulfilling its obligations to Grove Collaborative under this Agreement and on Grove Collaborative’s behalf and for no other purpose.

(b)    Contractor shall not disclose, share or provide Personal Information to any third party (including without limitation subcontractors) without the prior express written consent of Grove Collaborative, which may be withheld in Grove Collaborative’s sole and exclusive discretion (each such third party for which such consent is given, an “Authorized Recipient”). If such consent is provided by Grove Collaborative, Contractor shall enter into a written agreement with each Authorized Recipient that includes terms that offer the same level of protection for Personal Information as this Section 7 (Privacy).

(c)    Contractor remains fully liable to Grove Collaborative for the acts or omissions of any Authorized Recipient as if they were acts or omissions of Contractor and Contractor shall indemnify, hold harmless and defend Grove Collaborative for the performance of any Authorized Recipient that fails to fulfill its data protection obligations under this Section 4 (Privacy) and/or applicable Privacy Law (as defined below).

(d)    Contractor shall not attempt to link, identify or otherwise create a relationship between Personal Information and any other information or data without the prior express written authorization of Grove Collaborative, which authorization may be withheld by Grove Collaborative in its sole and exclusive discretion.
(e)    Upon written request of Grove Collaborative, Contractor shall promptly: (i) confirm in writing its use, storage and security practices involving Personal Information, (ii) delete Personal Information at Grove Collaborative’s direction and (iii) otherwise assist Grove Collaborative in complying with Grove Collaborative’s obligations under applicable Privacy Law to respond to requests to delete or access Personal Information.
(f)    Contractor shall not sell Personal Information or otherwise disclose Personal Information in any manner that may constitute a “sale” under the CCPA.
(g)    If Contractor becomes aware of a security breach of, or unauthorized access to, any systems on which Grove Collaborative’s Personal Information is stored (collectively, a “Personal Information Breach”), Contractor shall: (i) promptly notify Grove Collaborative of the details relating to the Personal Information Breach and (b) take commercially reasonable steps (and those required by Privacy Law) to minimize any damage resulting from the Personal Information Breach.
(h)    Upon termination or expiration of this Agreement or any time upon Grove Collaborative’s written request, Contractor shall promptly return or delete (at Grove Collaborative’s option and to Grove Collaborative’s satisfaction) all copies of Personal Information.
4.2    Privacy Law. “Privacy Law” means all laws, regulations, rules, standards, regulatory guidance, and self-regulatory guidelines that may apply to Grove Collaborative or Contractor with respect to Personal Information. Privacy Laws include but are not limited to the California Consumer Privacy Act (Cal. Civ. Code §§ 1798.100 - 1798.199) (“CCPA”).
4.3    Personal Information. “Personal Information” means information that identifies, relates to, describes, is capable of being associated with or could reasonably be linked with a particular person or household, including without limitation names, email address, physical address, transaction or purchase activity, internet activity (including without limitation cookies) and as otherwise defined in Privacy Law.
5.    General Provisions.

5.1.    Independent Contractor. Contractor shall provide the Services in the capacity of an independent contractor and not as an employee, agent, representative, partner or agent of Grove Collaborative. Contractor shall control the conditions, time, details and means by which Contractor performs the Services. Contractor has no authority to act on behalf of Grove Collaborative or to bind Grove Collaborative to any obligation or liability. Neither Contractor nor any of its employees, agents, representatives or contractors will be eligible for or receive any employee benefits from Grove Collaborative. Contractor shall furnish all tools and materials necessary to perform its obligations under this Agreement. Contractor shall report as income all compensation received by Contractor pursuant to this Agreement and shall pay all self-employment and other taxes on such income.